UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Item 4.01 Changes in Registrant’s Certifying Accountant

As of June 17, 2022, LogicMark, Inc. (the “Company”) determined that it will no longer engage Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. The decision to change registered public accounting firms was approved by the audit committee (the “Audit Committee”) of the board of directors of the Company.

The audit reports of Marcum on the Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Marcum on the effectiveness of internal control over financial reporting as of December 31, 2021 and 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through June 17, 2022, there were (i) no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on the Company’s consolidated financial statements and effectiveness of internal control over financial reporting for such years, and (ii) except with respect to the material weaknesses in internal control over financial reporting described below, no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

As previously disclosed in the Company’s annual reports on Form 10-K for the fiscal year ended December 31, 2021 and 2020, and quarterly reports for the quarters ended March 31, 2021, June 30, 2021, September 30, 2021, and March 31, 2022, the Company’s management identified material weaknesses resulting from control deficiencies, as follows: (i) difficulty in accounting for complex accounting transactions due to an insufficient number of accounting personnel with experience in that area, (ii) limited segregation of duties within our accounting and financial reporting functions, (iii) incompletion of an effective assessment of the Company’s internal controls over financial reporting based on the 2013 Committee of Sponsoring Organizations (COSO) framework; (iv) change of accounting software for one of the Company’s subsidiaries in 2021 and lack of proper controls in place to ensure the accounting data was transferred over completely and accurately; and (v) after the end of 2021, the Company determined that the tax provision related to prior years, prepared by the Company’s tax advisors, was incorrect resulting in a non-cash adjustment to increase deferred tax liabilities and an offset to income tax expense. Upon identifying the material weaknesses, the Company’s management took remedial action, including (a) hiring a forensic auditor in the first quarter of 2021 who evaluated our transactions and who determined an incident related to a lack of segregation of duties due to a limited number of employees performing certain administrative functions was isolated, (b) retaining Mark Archer in 2021 as its Interim Chief Financial Officer, subsequently promoted to permanent Chief Financial Officer, who has over 40 years of financial and operational experience, including assignments in technology and consumer products companies, and (c) retaining Armanino LLP, a regional public accounting firm, in August 2021 to function as its internal accounting department. Additional time is required to complete the Company’s staffing, fully document its systems, implement control procedures, and test its operating effectiveness before the Company can conclude that it has fully remediated its material weaknesses.

The Company has provided Marcum with a copy of the disclosures contained in this Current Report on Form 8-K (this “8-K”) and requested that Marcum furnish a letter (the “Letter”) addressed to the U.S. Securities and Exchange Commission stating whether Marcum agrees with the statements noted above and if not, stating in what respects Marcum does not agree. A copy of the Letter will be attached as an exhibit to an amendment to this 8-K once the Company receives it from Marcum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2022	LogicMark, Inc.

	By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

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